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                                   EXHIBIT 2.3
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                                 Plan of Merger

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                                 PLAN OF MERGER

                                     MERGING

                        TREASURE MOUNTAIN HOLDINGS, INC.
                             (A NEVADA CORPORATION)

                                      INTO

                             VYTERIS HOLDINGS, INC.
                            (A DELAWARE CORPORATION)

                                    RECITALS

        A. Treasure Mountain Holdings, Inc. ("Treasure Mountain") is a Nevada corporation. The current address of Treasure Mountain is 13-01 Pollitt Drive Fair Lawn, New Jersey 07410.

        B. Vyteris Holdings, Inc. ("Delaware Subsidiary") is a Delaware corporation and a wholly-owned subsidiary of Treasure Mountain. The current address of Delaware Subsidiary is 13-01 Pollitt Drive Fair Lawn, New Jersey 07410.

        C. In order to allow Treasure Mountain to be governed by the corporate laws of a state whose corporate laws are well-defined and well understood by investors, Treasure Mountain has organized Delaware Subsidiary for the purpose of effecting the merger of Treasure Mountain with and into Delaware Subsidiary (the "Reincorporation Merger") pursuant to the terms and subject to the conditions set forth herein. Delaware Subsidiary, a Delaware corporation, will survive the Reincorporation Merger.

        D. The parties to this Plan of Merger desire to merge into a single corporation pursuant to Section 253 of the General Corporation Law of Delaware (the "DGCL") and Section 92A.100 of the Nevada General Corporation Law (the "NGCL").


        E. On September 29, 2004, Treasure Mountain consummated the transactions contemplated by the Merger Agreement and Plan of Reorganization, dated as of July 8, 2004, as amended (the "First Merger Agreement"), by and among Treasure Mountain, a wholly-owned subsidiary of Treasure Mountain ("Vyteris Mergerco"), and Vyteris, Inc., a Delaware corporation (the "Company"). Pursuant to the First Merger Agreement:

                (i) Vyteris Mergerco merged with and into the Company (the "First Merger");

                (ii) the Company became a wholly-owned subsidiary of Treasure Mountain;

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                (iii)   each share of the Company' common stock, par value
$.0001 per share ("Company Common Stock"), was automatically converted into the right to receive 4.19 (the "Conversion Number") shares of Treasure Mountain's common stock, par value $.001 per share ("Treasure Mountain Common Stock");

                (iv) each share of the Company's Series C Convertible Preferred Stock, par value $.0001 per share ("Company Series C Preferred Stock"), was automatically converted into the right to receive one share of Treasure Mountain's Series B Convertible Preferred Stock, par value $.001 per share ("Treasure Mountain Series B Preferred Stock"), each such share of Treasure Mountain Series B Preferred Stock being convertible into a number of shares of Treasure Mountain Common Stock equal to (a) the number of shares of Company Common Stock into which one share of Company Series C Preferred Stock was convertible immediately prior to the effective time of the First Merger (the "First Effective Time") multiplied by (b) the Conversion Number;

                (v) each warrant theretofore granted by the Company entitling its holder to purchase shares of Company Common Stock (an "Existing Warrant") was converted into the right to receive a warrant to purchase shares of Treasure Mountain Common Stock (a "New Warrant"), the terms of such New Warrant being identical to the terms of the corresponding Existing Warrant, except that (a) the number of shares of Treasure Mountain Common Stock covered by the New Warrant equals the number of shares of Company Common Stock covered by the Existing Warrant multiplied by the Conversion Number and (b) the exercise price of the New Warrant equals the exercise price set forth in the corresponding Existing Warrant divided by the Conversion Number; and

                (vi) each option theretofore granted by the Company entitling its holder to purchase shares of Company Common Stock (an "Existing Option") was converted into the right to receive an option to purchase shares of Treasure Mountain Common Stock (a "New Option"), the terms of such New Option being identical to the terms of the corresponding Existing Option, except that (a) the number of shares of Treasure Mountain Common Stock covered by the New Option equals the number of shares of Company Common Stock covered by the Existing Option multiplied by the Conversion Number and (b) the exercise price of the New Option equals the exercise price set forth in the corresponding Existing Option divided by the Conversion Number.

        F. As recognized in the First Merger Agreement, as of the First Effective Time, Treasure Mountain did not have a sufficient number of authorized but unissued shares of Treasure Mountain Common Stock to cover the number of shares of Treasure Mountain Common issuable pursuant to the First Merger and did not have any authorized shares of preferred stock. The First Merger Agreement provided that:

                (i) to the extent that a stockholder of the Company was entitled to receive shares of Treasure Mountain Common Stock upon consummation of the First Merger but there were not sufficient shares of authorized Treasure Mountain Common Stock to deliver to such stockholder (the number of shares of Treasure Mountain Common Stock which such stockholder was entitled to receive, but did not receive, being referred to herein as the "Shortfall Number"), such stockholder would receive a rights certificate (a

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"Common Rights Certificate") entitling such stockholder to receive, upon consummation of the Reincorporation Merger, a number of shares of Delaware Subsidiary common stock, par value $.0001 per share ("Delaware Subsidiary Common Stock") equal to ten percent of the Common Shortfall Number; and

                (ii) to the extent that a stockholder of the Company was entitled to receive shares of Treasure Mountain Series B Preferred Stock upon consummation of the First Merger, such stockholder would receive a rights certificate (a "Series B Rights Certificate" and together with the Common Rights Certificate, the "Rights Certificates") entitling such stockholder to receive, upon consummation of the Reincorporation Merger, a number of shares of Delaware Subsidiary Series B Convertible Preferred Stock, par value $.0001 per share ("Delaware Subsidiary Series B Preferred Stock"), equal to the number of shares of Company Series C Preferred Stock held by such stockholder immediately prior to the First Effective Time, each such share of Delaware Subsidiary Series B Preferred Stock being convertible into a number of shares of Delaware Subsidiary Common Stock equal to ten percent of the number of shares of Company Common Stock into which one share of Company Series C Preferred Stock was convertible immediately prior to the First Effective Time multiplied by the Conversion Number.


                              TERMS AND CONDITIONS

        1.      THE MERGER. At the Second Effective Time (as defined in Section
2), Treasure Mountain shall be merged (the "Reincorporation Merger") into Delaware Subsidiary. Delaware Subsidiary shall be the surviving corporation (herein as such called the "Surviving Corporation").

        2. SECOND EFFECTIVE TIME. The Merger shall become effective (the "Second Effective Time") at the close of business at such time as there shall have been filed both Articles of Merger with the Secretary of State of the State of Nevada and a Certificate of Merger and Ownership with the Secretary of State of the State of Delaware, such filing to occur promptly after the stockholder approval described in Section 3 is obtained.

        3. STOCKHOLDER APPROVAL. Subsequent to the approval of this Plan of Merger by the Board of Directors of Treasure Mountain, Treasure Mountain shall submit the Reincorporation Merger to its stockholders for their approval pursuant to Section 92A.120 of the NGCL. Treasure Mountain, as the sole shareholder of Delaware Subsidiary, has approved this Plan of Merger and the Reincorporation Merger.

        4.      TERMS AND CONDITIONS. From and after the Second Effective Time:

                (a) The certificate of incorporation of Delaware Subsidiary as in effect immediately prior to the Second Effective Time shall be the certificate of incorporation of the Surviving Corporation until altered, amended or repealed in accordance with the provisions thereof, and of applicable law.

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                (b)     The bylaws of Delaware Subsidiary as in effect
immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until altered, amended or repealed in accordance with the provisions thereof, and of applicable law.

                (c) The directors of Delaware Subsidiary shall continue in office as the directors of the Surviving Corporation until their respective terms have expired and until their successors shall have been elected and qualified or until their earlier death, resignation or removal..

                (d) The officers of Delaware Subsidiary shall continue in office as the officers of the Surviving Corporation until their successors shall have been elected or appointed or until their earlier death, resignation or removal.

        5. PRO RATA ISSUANCE OF STOCK. As more fully set forth in Sections 6 and 7, the shares of the Surviving Corporation shall be issued to the holders of the shares and Rights Certificates of Treasure Mountain on a pro rata basis.

        6. CONVERSION OF STOCK AND RIGHTS CERTIFICATES. At the Second Effective Time:

                (a) Each share of Treasure Mountain Common Stock issued and outstanding immediately prior to the Effective Time shall, without any action on the part of the holder thereof, become and be converted into one tenth of a share of Delaware Subsidiary Common Stock. The shares of Treasure Mountain Common Stock so converted shall cease to exist as such, and shall exist only as shares of Delaware Subsidiary Common Stock. Each share of Treasure Mountain Common Stock held in the treasury of Treasure Mountain, if any, shall be converted into one tenth of a validly issued share of Delaware Subsidiary Common Stock and shall continue to be held in the treasury of the Surviving Corporation.

                (b) Each holder of a Common Rights Certificate shall be entitled to receive, upon surrender of such certificate, the number of shares of Delaware Subsidiary Common Stock to which such holder is entitled pursuant to the terms of such Rights Certificate.

                (c) Each holder of a Series B Rights Certificate shall be entitled to receive, upon surrender of such certificate, the number of shares of Delaware Subsidiary Series B Preferred Stock to which such holder is entitled pursuant to the terms of such Rights Certificate.

                (d) Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Delaware Subsidiary capital stock shall be issued upon the surrender for exchange of certificates evidencing shares of Treasure Mountain Common Stock or Rights Certificates, no dividend or distribution with respect to Delaware Subsidiary capital stock shall be payable on or with respect to

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any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of Delaware Subsidiary. In lieu of the issuance of any such fractional share, Delaware Subsidiary shall pay to each former holder of Treasure Mountain Common Stock who otherwise would be entitled to receive a fractional share of Delaware Subsidiary Common Stock pursuant to the Reincorporation Merger (aggregating first all shares owned of record by such holder) an amount in cash representing $3.00 multiplied by such fraction.

                (e) The share of Delaware Subsidiary Common Stock issued and outstanding immediately prior to the Second Effective Time shall be canceled and retired and resume the status of an authorized and unissued share of Delaware Subsidiary Common Stock, and no shares of Delaware Subsidiary Common Stock or other securities of Delaware Subsidiary shall be issued in respect thereof.

        7. STATUS OF SECURITIES AFTER THE EFFECTIVE TIME. No exchange of certificates representing shares of Treasure Mountain Common Stock converted pursuant to Section 6 shall be required. From and after the Second Effective Time and until certificates representing such Treasure Mountain Common Stock are presented for exchange or registration of transfer, all such certificates shall be deemed for all purposes to represent the number of shares of Delaware Subsidiary Common Stock into which they were so converted. After the Second Effective Time, whenever certificates which formerly represented shares of Treasure Mountain Common Stock are presented for exchange or registration of transfer, the Surviving Corporation shall cause to be issued in respect thereof, certificates representing a number of shares of Delaware Subsidiary Common Stock equal to ten percent of the number of shares of Treasure Mountain Common Stock represented by the certificate so presented, together with cash in lieu of fractional shares.

        8.      NEW WARRANTS AND NEW OPTIONS; STOCK INCENTIVE PLAN.

                (a) NEW WARRANTS. At the Second Time, each New Warrant entitling its holder to purchase shares of Treasure Mountain Common Stock shall be converted into the right to receive a warrant to purchase shares of Delaware Subsidiary Common Stock (a "Delaware Subsidiary Warrant"), the terms of such Delaware Subsidiary Warrant being identical to the terms of the corresponding New Warrant and Existing Warrant, except that (a) the number of shares of Delaware Subsidiary Common Stock covered by the Delaware Subsidiary Warrant shall equal ten percent of the number of shares of Treasure Mountain Common Stock covered by the New Warrant (rounded up to the nearest whole share) and (b) the exercise price of the Delaware Subsidiary Warrant shall equal ten times the exercise price of the corresponding New Warrant (rounded down to the nearest penny).

                (b) NEW OPTIONS. At the Second Time, each New Option entitling its holder to purchase shares of Treasure Mountain Common Stock shall be converted into the right to receive an option to purchase shares of Delaware Subsidiary Common Stock (a "Delaware Subsidiary Option"), the terms of such Delaware Subsidiary Option being identical to the terms of the corresponding New Option and Existing Option, except that (a) the number of shares of Delaware Subsidiary Common Stock covered by the

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Delaware Subsidiary Option shall equal ten percent of the number of shares of
Treasure Mountain Common Stock covered by the New Option (rounded up to the nearest whole share) and (b) the exercise price of the Delaware Subsidiary Option shall equal ten times the exercise price of the corresponding New Option (rounded down to the nearest penny).

                (c) PLANS. At the Second Effective Time, the Surviving Corporation shall automatically and without further action on its part adopt and assume the rights and obligations of Treasure Mountain with respect to the New Warrants and New Options, which rights and obligations shall be identical to the rights and obligations of Vyteris with respect to the Existing Warrants and Existing Options (the plans and agreements pursuant to which the Existing Warrants and Existing Options were granted being hereinafter referred to as the "Plans"). At the Second Effective Time, the Surviving Corporation shall automatically and without further action on its part adopt and assume the rights and obligations of Vyteris under the stock purchase agreements granted by Vyteris pursuant to the Vyteris, Inc. 2001 Stock Option Plan. The Plans shall thereafter apply only to shares of Delaware Subsidiary Common Stock. Approval of the Reincorporation Merger by the stockholders of Treasure Mountain shall be deemed to be approval of the Plans by the initial sole stockholder of the Surviving Corporation.

        9. TERMINATION AND AMENDMENT. Notwithstanding stockholder approval of the Reincorporation Merger, this Plan of Merger may be terminated and abandoned by the board of directors of either Treasure Mountain or Delaware Subsidiary at any time prior to the Second Effective Time. The Boards of Directors of Treasure Mountain and Delaware Subsidiary may amend this Plan of Merger at any time prior to the Effective Time in the manner and to the extent permitted by applicable law.

        10. STATUTORY FILINGS. Subject to the terms and conditions herein provided, Articles of Merger, complying with the applicable provisions of the NGCL, and a Certificate of Ownership and Merger, complying with the applicable provisions of the DGCL, shall be duly executed and filed with the Secretary of State of the State of Nevada and the Secretary of State of the State of Delaware, respectively. Upon the Second Effective Time:

                (a) Delaware Subsidiary shall be deemed to have appointed the Secretary of State of the State of Nevada as its agent for service of process in a proceeding to enforce any obligation which accrued before the Reincorporation Merger became effective or the rights of any dissenting owners of Treasure Mountain. Service of such process must be made by personally delivering to and leaving with the Secretary of State of the State of Nevada duplicate copies of the process and the payment of a fee of $100 for accepting and transmitting the process. The Secretary of State of the State of Nevada shall forthwith send by registered or certified mail one of the copies to Delaware Subsidiary at 13-01 Pollitt Drive Fair Lawn, New Jersey 07410.

                (b) Delaware Subsidiary agrees that it will promptly pay to the dissenting owners of Treasure Mountain the amount, if any, to which they are entitled under or created pursuant to NRS 92A.300 to 92A.500, inclusive.

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        11.     CONDITIONS TO MERGER. Consummation of the Reincorporation Merger
is subject to the satisfaction of the following conditions on or before the Second Effective Time:

                (a) The Board of Directors of each of Delaware Subsidiary and Treasure Mountain shall have approved this Plan of Merger; and

                (b) The Merger shall have received the requisite approval of the stockholders of Treasure Mountain and Delaware.

        12. FURTHER ASSURANCES. Treasure Mountain shall at any time, or from time to time, as and when requested by the Surviving Corporation, or by its successors or assigns, execute and deliver, or cause to be executed and delivered, in the name of Treasure Mountain by its last acting officers, or by the corresponding officers of Delaware Subsidiary, all such conveyances, assignments, transfers, deeds or other instruments, and shall take or cause to be taken such further action as the Surviving Corporation, its successors and assigns, may deem necessary or desirable in order to evidence the transfer, vesting or devolution of any property, right, privilege or franchise or to vest or perfect in or confirm to the Surviving Corporation, its successors and assigns, title to and possession of all of the property, rights, privileges, powers, immunities, franchises and interests of Treasure Mountain and otherwise to carry out the intent and purposes of the Merger.

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        IN WITNESS WHEREOF, this Plan of Merger has been agreed upon by the parties hereto, subject to such approvals as are required by law.


                                     TREASURE MOUNTAIN HOLDINGS, INC.


                                     By:
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                                     VYTERIS HOLDINGS, INC.


                                     By:
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